John Hancock Variable Series Trust I

Michele G. Van Leer
Chairman and Trustee

[GRAPHIC OMITTED]
                                                              June 21, 2001


SSgA Funds Management, Inc.
Two International Place
34th Floor
Boston, MA 02110

Attn:   Mark J. Duggan, Esq.
        Principal and Chief Legal Counsel

Re:      Sub-Investment Management Agreement
         dated as of March 18, 1997 and amended May 1,2001
         -----------------------------------------------------

Dear Mr. Duggan:

         This letter will memorialize our mutual agreement to amend Schedule I to the above-referenced Sub-Investment Management Agreement relating to the Equity Index Portfolio, to adjust the current fee schedule, effective as of July 1, 2001. Attached is a revised copy of Schedule I which introduces a 5 basis point charge for the first $50 million of net assets, introduces a 4 basis point charge for the next $50 million, introduces a 2 basis point charge for the next $300 million, and introduces a 1 basis point charge for amounts over $400 million. Please substitute copies of the attached Schedule I for the old copies of Schedule I in your files.

         Kindly acknowledge receipt of this letter and the attachment, and indicate your agreement to the amendment of Schedule I, by signing and returning the duplicate of this letter. Thank you.


JOHN HANCOCK                                         JOHN HANCOCK VARIABLE
LIFE INSURANCE COMPANY                               SERIES TRUST I


By: /s/ ROBERT R. REITANO                            By: /s/ MICHELE G. VAN LEER
    ---------------------                                -----------------------
Robert R. Reitano                                    Michele G. Van Leer
Senior Vice President &                              Chairman and Trustee
Chief Investment Strategist

Received and agreed to:
SSgA Funds Management, Inc.


By:   /s/ GUSTAFF V. FISH
      --------------------
Name: Gustaff V. Fish
      --------------------
Title: President
       -------------------

                                   SCHEDULE I
                              (As of July 1, 2001)

                                      FEES
                                      ----

Equity Index
------------

--------------------------------------------------------------------------------
Current Net Assets Under Management         Sub-Investment Management Fee
--------------------------------------------------------------------------------
On the first $50,000,000                    Five (5) basis points (0.050%)
--------------------------------------------------------------------------------
On the next $50,000,000                     Four (4) basis points (0.040%)
--------------------------------------------------------------------------------
On the next $300,000,000                    Two (2) basis points (0.020%)
--------------------------------------------------------------------------------
On amounts over $400,000,000                One (1) basis point (0.010%)
--------------------------------------------------------------------------------